Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report of American Scientific Resources, Incorporated (the “Company”) on Form 10-Q for the quarter March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher F. Tirotta, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 1, 2011	By:	/s/ Christopher F. Tirotta
Christopher F. Tirotta
Principal Executive Officer
Principal Financial Officer